                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE

                                                                        Contact:

                                                                   Daniel Briggs
                                   Vice President Finance and Investor Relations
                                                                  (212) 907-6134

                                                           The BISYS Group, Inc.
                                                                      (NYSE:BSG)
                                                                   www.bisys.com


                 BISYS CLARIFIES IMPACT OF ADJUSTMENT; CONFIRMS GUIDANCE -- Files Form 12b-25 Extension to File Third Quarter 10-Q --

NEW YORK, N.Y. (May 18, 2004) - BISYS, a leading provider of business process outsourcing solutions for the financial services sector, today clarified its May 17, 2004 press release that provided an update on its fiscal third quarter results and announced that the Company will be restating results of certain prior periods.

According to Jim Fox, BISYS' executive vice president and CFO, "While we continue to believe that the final adjustment will be in the range of $70 to $80 million, we currently estimate the required adjustment to commissions receivable in our Life Insurance division to be approximately $72 million. Based on this estimate, we do not expect the adjustment to have any material impact on our reported operating results for fiscal year 2004, except that the commissions receivable adjustment of $24.7 million previously reported for our third fiscal quarter of 2004 will be included in the restatement of prior periods."

Russ Fradin, BISYS' present and CEO, added, "We are reaffirming that this adjustment to our commissions receivable portfolio of our Life Insurance business has no impact on our current guidance, nor on our belief in the future opportunity of this business. We continue to expect that our net income for our fiscal fourth quarter will be in the range of $0.16 to $0.18 per share, excluding restructuring, impairment, and other charges. We also believe that we are taking the actions necessary to position our Life Insurance business for future growth, and we continue to expect the financial results of our Life Insurance business to improve in fiscal year 2005."

The Company also announced that it has filed a Form 12b-25 with the SEC today extending the period of time to file its 10-Q for the quarterly period ended March 31, 2004 to May 24, 2004.

Mr. Fox, stated, "Although we are making every effort, together with our independent auditors, to be in a position to file the 10-Q by May 24, 2004, the filing may be further delayed for the necessary reviews to be completed to enable the Company to accurately present results for all periods presented."

About BISYS

The BISYS Group, Inc. (NYSE: BSG), headquartered in New York City, provides business process outsourcing solutions that enable investment firms, insurance companies, and banks to capitalize on convergence by entering new segments of the financial services industry. BISYS currently supports more than 22,000 domestic and international financial institutions and corporate clients through three business units. Its Investment Services group provides administration and distribution services for approximately 380 clients, representing more than 2,200 mutual funds, hedge funds, private equity funds, and other alternative investment products with approximately $750 billion in assets under administration. BISYS' largest group also provides retirement services to more than 18,000 companies in partnership with 40 of the nation's leading banks and investment management companies, and offers analytical research and competitive information through its Financial Research Corporation (FRC) subsidiary. Through its Insurance and Education Services group, BISYS is the nation's largest independent distributor of life insurance and the premier provider of the support services required to sell traditional and variable life, long-term care, disability, and annuity products. BISYS is also the nation's second largest independent wholesale distributor of commercial property/casualty insurance. This group complements its insurance distribution services with a comprehensive compliance management solution that supports insurance and investment firms and professionals with approximately 390 certification and continuing education training courses, and a sophisticated suite of products and services that automate the entire licensing process. BISYS' Information Services group supports approximately 1,450 banks, insurance companies, and corporations with industry-leading information processing and imaging solutions, turnkey asset retention solutions, and specialized corporate banking solutions. Additional information is available at www.bisys.com.

Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and related products, prices and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission.

                                       ###